Exhibit 32.1


                                 CERTIFICATIONS


Pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Standard Microsystems Corporation (the Company), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended May 31, 2005 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: July 11, 2005                     By: /s/ Steven J. Bilodeau
                                         --------------------------
                                                (signature)

                                         Steven J. Bilodeau
                                         Chairman of the Board, President and
                                         Chief Executive Officer


                                         By: /s/ Andrew M. Caggia
                                         ------------------------
                                                (signature)

                                         Andrew M. Caggia
                                         Senior Vice President and
                                         Chief Financial Officer